SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 2, 2008

LIFECELL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	01-19890	76-0172936
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Millenium Way
Branchburg, New Jersey	08876
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code   (908) 947-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 2, 2008, the Compensation Committee of the Board of Directors of LifeCell Corporation (the “Company”) and the Company’s Board of Directors, approved grants of restricted stock units in an aggregate amount of 263,000 units to its executive officers and certain other employees of the Company.  The restricted stock units are subject to the terms of Restricted Stock Unit Agreements (“RSU Agreements”) and the provisions of the Company’s Equity Compensation Plan, as amended (the “Equity Compensation Plan”), and are subject to certain performance goals being achieved by the Company.

The grants made to the executive officers of the Company are set forth below:

Executive Officer	Principal Position	Units of Restricted Stock
Paul Thomas	Chief Executive Officer	72,000
Steven Sobieski	Chief Financial Officer	24,000
Bruce Lamb	Senior Vice President, Development and Regulatory Affairs	18,000
Lisa Colleran	Senior Vice President, Commercial Operations	28,000

Each restricted stock unit granted pursuant to an RSU Agreement automatically converts into one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the date that it becomes vested as described below.  The restricted stock units do not entitle a recipient to any rights as a stockholder of the Company, unless and until the shares of Common Stock that may be acquired upon vesting and conversion of the restricted stock units are issued and delivered to the holder of the restricted stock unit.

Pursuant to the terms of the grant, as soon as practicable following December 31, 2010, the Compensation Committee shall make a determination of the revenue growth and operating income growth of the Company for the period between January 1, 2008 and December 31, 2010.  The Compensation Committee shall then determine the relationship of such growth to the performance targets approved by the Compensation Committee and ratified by the Board of Directors based on the operating history of the Company over such three year period, with each recipient entitled to receive up to 100% of the restricted stock units granted to such individual if the maximum performance targets are met.  The first vesting date with respect to each recipient’s restricted stock units shall be the date on which the Compensation Committee makes its determination of such performance (the “First Vesting Date”).  Provided each recipient remains employed with the Company through and until the First Vesting Date, each recipient’s restricted stock units shall vest as to 50% of the number of restricted stock units that vest based on the achievement of the performance targets.  Provided each recipient remains employed with the Company through and until December 31, 2011, each recipient’s restricted stock units shall vest as to the remaining 50% of the number of restricted stock units that vested based on the achievement of the performance targets.  In the event of a Corporate Transaction Event (as defined in the Company’s Equity Compensation Plan) on or prior to a vesting date, only the target number of restricted stock units shall vest.  In addition, in the event the maximum performance targets are not met, those restricted stock units that did not vest, shall terminate and shall not convert into shares of the Company’s Common Stock.

The foregoing description of the terms of the awards is qualified in its entirety by reference to the Equity Compensation Plan and the amendment to the plan, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)            Exhibits

10.1            LifeCell Corporation Equity Compensation Plan (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement on Schedule 14A filed on June 17, 2005).

10.2            First Amendment to the LifeCell Corporation Equity Compensation Plan (incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFECELL CORPORATION

By:	/s/ Steven T. Sobieski
Steven T. Sobieski
Chief Financial Officer

Date:	January 8, 2008